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                                                                   EXHIBIT 10.45

                            STOCK PURCHASE AGREEMENT


       THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 12th day of September 1997, by and among Packaged Ice, Inc., a Texas corporation ("Buyer"), and Warren F. Kruger and Julie S. Kruger, the (collectively, "Seller").

                                R E C I T A L S

       A. Seller owns 100% of the outstanding shares of capital stock of Century Ice of Tulsa, Inc. and Ice Cold Enterprises, Inc., each an Oklahoma corporation (collectively, the "Company"), such shares hereinafter referred to as the "Stock";

       B. The Company is engaged in the manufacture and sale of packaged ice products (such business being herein referred to as the "Business").

       C. Seller is desirous of selling to Buyer, and Buyer is desirous of purchasing from Seller, all of the Stock.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereafter set forth, the parties hereby agree as follows:

                                I.  DEFINITIONS

       Unless the context otherwise requires, the terms defined in this Section I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

       "Assets" shall mean all of Company's properties and assets, tangible and intangible.

       "Business" shall have the meaning set forth in Recital B of this Agreement.

       "Capital Leases" shall mean those leases covering certain capital equipment used in the Business which are used in the direct manufacturing, distribution and sale of packaged ice products which equipment will be conveyed to Buyer at the Closing, free and clear of the Capital Leases, liens, claims and encumbrances.

       "Closing" shall mean the consummation of this Agreement.

       "Closing Date" shall mean the date on which this Agreement is consummated.

       "Contracts" shall have the meaning set forth in Section 3.14 of this Agreement.

       "Damages" shall have the meaning set forth in Section 9.1 of this Agreement.
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       "Encumbrance" shall mean any mortgage lien, encumbrance, security interest, charge, pledge, conditional sale agreement, or adverse claim or restriction or transfer of any nature whatsoever other than those held by Buyer or granted by the Company at Buyer's instance and request under the authority granted Buyer under the Management Agreement.

       "Escrow Agreement" shall have the meaning set forth in Section 2.2 of this Agreement.

       "Escrow Agent" shall mean the escrow agent under the Escrow Agreement.

       "Escrow Amount" shall have the meaning set forth in Section 2.2(b) of this Agreement.

       "Financial Statements" shall have the meaning set forth in Section 3.3 of this Agreement.

       "Indemnified Party" shall have the meaning set forth in Section 9.3 of this Agreement.

       "Indemnifying Party" shall have the meaning set forth in Section 9.3 of this Agreement.

       "Intangible Assets" shall mean all patents, trademarks, trademark licenses, trade names, brand names, slogans, copyrights, reprint rights, franchises, licenses, authorizations, inventions, processes, know-how, formulas, trade secrets and other intangible assets (together with all pending applications, continuations-in-part and extensions for any of the above).

       "Inventory" shall have the meaning as set forth in Section 2.3(a) of this Agreement.

       "Investment Letter" shall have the meaning set forth in Section 5.10 of this Agreement.

       "Liabilities" shall have the meaning set forth in Section 2.2(c) of this Agreement.

       "Noncompetition Agreement" shall have the meaning set forth in Section
5.9 of this Agreement.

       "Owned Real Property" shall have the meaning set forth in Section 5.12 of this Agreement.

       "PI Stock" shall have the meaning set forth in Section 2.2.

       "Personal Property" shall have the meaning set forth in Section 3.13 of this Agreement.

       "Purchase Price" shall have the meaning set forth in Section 2.2 of this Agreement.

       "Real Property" shall have the meaning as set forth in Section 3.12 of this Agreement.

       "Seller's Disclosure Memorandum" shall mean that schedule attached hereto and incorporated herein by reference that lists and describes all disclosures by Seller concerning the Assets and the Business which are the subject of this Agreement.
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       "Stock" shall mean all of the capital stock of the Company outstanding on the Closing Date.

       "Surveys" shall have the meaning as set forth in Section 5.12 of this Agreement.

       "Taxes" shall have the meaning as set forth in Section 11.1 hereof.

       "UCC Reports" shall have the meaning as set forth in Section 5.12 of this Agreement.


                             II.  PURCHASE AND SALE

       2.1. STOCK PURCHASE. At the Closing, subject to the terms, covenants and conditions contained herein, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the Stock.

       2.2    PURCHASE PRICE.

              (a) The purchase price for the Stock shall be Five Million One Hundred Thousand Dollars ($5,100,000) (the "Purchase Price").

              (b) $4,590,000 of the Purchase Price, less the Escrow Amount (hereinafter defined) shall be paid to Seller in cash, by wire transfer, or by discharge of indebtedness owed to Buyer by Seller at Closing. The remaining $510,000 shall be paid in the form of 51,000 shares of the $.01 par value common stock of Packaged Ice, Inc. ("PI Stock"), valued at $10 per share, provided that 12,750 shares of such PI Stock shall be placed in escrow (the "Escrow Amount") with the Escrow Agent pursuant to the escrow agreement in the form attached hereto as Exhibit 2.2(b) (the "Escrow Agreement") for disbursement in accordance with the Escrow Agreement.

              (c) The Purchase Price that is paid in cash shall first be used to pay and discharge all of the Company's debts, obligations and other liabilities including, without limitation, all current liabilities, all long term liabilities, all Encumbrances against the Assets of the Company and all leases of any personal property, save and except certain excluded liabilities described on Schedule 2.2(c) (collectively, the "Liabilities") which are estimated to exist as of the Closing Date. The cash portion of the Purchase Price remaining after the estimated Liabilities have been paid and discharged shall be paid directly to the Seller in exchange for all of the Stock owned by the Seller. In addition, all cash and accounts receivable as of the Closing Date will be distributed to the Seller at the Closing. The intent and effect of this Section 2.2(c) is to convey all of the outstanding Stock of the Company to Buyer with there being no cash, Liabilities or Encumbrances immediately after Closing. Sellers hereby agree all Liabilities which are not discharged at Closing shall be assumed by the Seller through an Undertaking Agreement in the form attached hereto as
       Exhibit 2.2(c).
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              (d)    The Buyer agrees to collect the accounts receivable that
       are distributed to Seller on Seller's behalf, and to use normal collection efforts. Any accounts receivable over 90 days will be turned over to Seller for collection and Buyer will cease collection efforts therefor.

       2.3 ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price shall be subject to the following adjustments:

              (a) The Purchase Price shall be increased to reflect the value of the Inventory on hand at Closing. For the purposes of this Agreement, the term "Inventory" shall mean useable plastic bags at cost. The amount of increase to the Purchase Price shall be determined by the parties at Closing and shall be added to the Purchase Price as a whole, subject to terms and provisions governing payment of the Purchase Price as set forth in this Agreement.

              (b) On or before October 10, 1997, Seller shall deliver to Buyer a copy of the balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet") certified by Seller to the best of their knowledge and belief to be true and correct. The Closing Date Balance Sheet shall (i) fairly present the financial position of the Company as at the close of business on the Closing Date in accordance with the accounting methods consistently utilized by the Company, and
       (ii) include a detailed schedule of Liabilities. The Closing Date Balance Sheet shall be used to calculate any post closing adjustments to the Purchase Price and distributions of cash and accounts receivable accrued as of the Closing Date and the amount of any Liabilities to be paid by Seller, all in accordance with the terms and conditions set forth in this Agreement.

       2.4 PRORATION. The parties shall prorate at the Closing the current year's ad valorem taxes and prepaid expenses, based on the latest available statements from taxing authorities, whether for the current tax year or the preceding tax year. Seller's pro rata share of such taxes shall be the portion attributable to the period through the day preceding the Effective Date, prorated by days. The prorated amounts shall be payable in the manner set forth below:

              (a) If a prorated amount is payable by Buyer and determinable at the Closing, it shall be added to the amount payable by Buyer at the Closing.

              (b) If a prorated amount is payable by Buyer and not determinable at the Closing, it shall be billed by Seller when determinable and promptly paid by Buyer to Seller.

              (c) If a prorated amount is payable by Seller and determinable at the Closing, it shall be deducted from the amount otherwise payable by Buyer at the Closing.

              (d) If a prorated amount is payable by Seller and not determinable at the Closing, it shall be billed by Buyer when determinable and promptly paid by Seller to Buyer.
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                 III.  REPRESENTATIONS AND WARRANTIES OF SELLER

       Seller represents and warrants to Buyer as follows:

       3.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite power and authority to own, lease and operate the Business as presently conducted and to enter into this Agreement and to perform its obligations hereunder and is duly qualified to do business in any foreign jurisdiction in which it is currently conducting business operations. All shares of Stock owned by Seller are validly issued, fully paid and nonassessable. Other than this Agreement, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by Seller or the Company (including any right of conversion or exchange under any outstanding security or other instrument) of any of its capital stock or other securities. Seller owns good and marketable title to the Stock, free and clear of all Encumbrances. Upon the sale of the Stock to Buyer at Closing, Seller will transfer to Buyer the entire legal and beneficial interest in all Stock, free and clear of any Encumbrances by or through Seller. Seller is not a party to and are not aware of any voting trusts, proxies or any other agreements or understandings with respect to the voting of the Stock.

       3.2 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against them in accordance with its terms. Except as set forth on Section 3.2 of Seller's Disclosure Memorandum, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not require the consent, approval or authorization of any person or governmental authority, and will not, with or without the giving of notice, the passage of time, or both, violate, conflict with, result in a default, breach or loss of rights under, or result in the creation of any lien, claim or encumbrance pursuant to, any lien, encumbrance, instrument, agreement, or understanding, or any law, regulation, rule, order, judgment or decree, to which Seller is a party or by which he is bound or affected.

       3.3 FINANCIAL STATEMENTS. Seller has previously caused to be furnished to Buyer the Company's unaudited balance sheet as of December 31, 1996, and the related statements of income and statements of cash flow for the fiscal year then ended, and the unaudited balance sheet of Seller as of July 31, 1997 and the related unaudited statement of income and statement of cash flow for the 7-month period ending July 31, 1997 (such balance sheets and related statements are collectively referred to herein as the "Financial Statements"). The Financial Statements taken as a whole present fairly the financial position of the Business as of December 31, 1996, and July 31, 1997, respectively, all of which have been compiled and maintained utilizing consistently applied methods.

       Except as and to the extent reflected or reserved against in the Financial Statements or as disclosed by Seller in Seller's Disclosure
Memorandum and except for liabilities arising in the ordinary course of business and consistent with past practice since the date of Seller's July 31,
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1997 Balance Sheet, Seller has operated the Business in the ordinary course and has incurred no material liabilities which would be required to be reflected in accordance with the consistent methods of accounting used by Seller on a balance sheet as of the date hereof or disclosed in the notes thereto. Since July 31, 1997 there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of the Business, and no event has occurred or circumstance exists that may result in such a material adverse change.

       3.4 SHAREHOLDER DEBT. Seller warrants that there are no Encumbrances held by Seller whatsoever against the Company or the Assets.

       3.5 BUSINESS OPERATIONS AND CONDITION OF ASSETS. All items comprising the Assets have been continuously used by the Company in connection with the Business and are now in serviceable condition, unless expressly disclosed to the contrary by Seller in Section 3.5 of Seller's Disclosure Memorandum.

       3.6 TITLE TO PERSONAL PROPERTY. Except as set forth in Section 3.6 of Seller's Disclosure Memorandum, the Company has good, legal and marketable title to all of the personal property comprising the Assets, free and clear of Encumbrances.

       3.7 LITIGATION. Except as set forth on Section 3.7 of Seller's Disclosure Memorandum, there is no pending claim, action, suit, proceeding or investigation (judicial, governmental or otherwise), nor any order, decree or judgment in effect, or, to the knowledge of Seller, threatened, against or relating to Seller, the Company or the Assets, or the transactions contemplated by this Agreement.

       3.8 COMPLIANCE WITH LAWS. Seller and the Company have complied with all laws, rules, regulations, ordinances, orders, judgments and decrees relating to the Company, the Stock and the Assets. The ownership and use of the Assets and the conduct of the Business as it specifically relates to the Assets does not conflict with the rights of any other person.

       3.9 TAXES. Except as set forth in Section 3.9 of Seller's Disclosure Memorandum, the Company has, within the time and manner prescribed by law, filed all material returns, declarations, reports and statements required to be filed by it (together, "Returns") in respect of any Taxes and each such Return has been prepared in compliance in all material respects with all applicable laws and regulations and is true and correct in all material respects, and the Company has, within the time and in the manner prescribed by applicable law, paid all Taxes that are shown to be due and payable with respect to the periods covered thereby. The Company is an "S-corporation" under the Code, has had in effect since its corporate inception, or such other date as set forth in
Section 3.9 of Seller's Disclosure Memorandum, a valid, binding, timely filed election to be taxed pursuant to Subchapter S of the Code, and is not liable for any federal income taxes as a "C-corporation" under the Code. Except as set forth in Section 3.9 of Seller's Disclosure Memorandum (i) the Company has not requested or been granted an extension of the time for filing any Return which has not yet been filed; (ii) the Company has not consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority; (iii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Company; (iv) there is no action, suit, taxing authority proceeding, or audit now in progress, pending or, to Seller's knowledge, threatened against or with respect to the Company; (v) no claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that one or more the Companies are subject to Taxes assessed by such jurisdiction; (vi) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets; (vii) none of the Companies will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following: (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) any "closing agreement," as described in Code
Section 7121 (or any corresponding provision of state, local or foreign income Tax law) entered into on or prior to the Closing Date, (C) any sale reported on the installment method where such sale occurred on or prior to the Closing Date, and (D) any prepaid amount received on or prior to the Closing Date; and
(viii) none of the Companies has any obligation or liability for the payment of Taxes of any other person as a result from any expressed obligation to indemnify another person, or as a result of such Company assuming or succeeding to the Tax liability of any other person as successor, transferee or otherwise.

       3.10 ENVIRONMENTAL. The Company has complied in all material respects with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) which have jurisdiction over the Company concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied, in all material respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in such laws.

       3.11 INSURANCE. The Company has continuously maintained insurance covering the Assets and operations of the Company, including without limitation fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Business. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the Business. The Company has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited, terminated or cancelled by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three (3) years. Section 3.11 of Seller's Disclosure Memorandum lists all claims, which (including related claims which in the aggregate) exceed

$25,000 which have been made by the Company in the last three years under any workers' compensation, general liability, property or other insurance policy applicable to Seller or any of the Assets. Except as set forth on Section 3.11 of Seller's Disclosure Memorandum, there are no pending or threatened claims under any insurance policy. Such claim information includes the following information with respect to each accident, loss, or other event: (a) the identity of the claimant; (b) the nature of the claim; (c) the date of the occurrence; (d) the status as of the report date and (e) the amounts paid or expected to be paid or recovered.

       3.12   REAL PROPERTY.

              (a)    Section 3.12 of Seller's Disclosure Memorandum contains
       (i) a complete and accurate legal description of each parcel of real property owned by, leased to or used by the Company (the "Real Property") and (ii) a complete and accurate list of all current leases, lease amendments, subleases, assignments, licenses and other agreements to which the Real Property is subject (the "Leases"). Seller has delivered to Buyer true and complete copies of the Leases.

              (b) Except as disclosed in Section 3.12 of Seller's Disclosure Memorandum (i) each of the Leases is in full force and effect and has not been amended or modified; (ii) neither the Company, nor any other party thereto, is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder; (iii) Seller has received no notice that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder; and (iv) no rental under the Leases has been paid more than one month in advance.

              (c) Except as disclosed in Section 3.12 of Seller's Disclosure Memorandum, (i) there are no tanks on or below the surface of the Real Property, (ii) there is no hazardous or toxic waste, substance or material or other contaminant or pollutant (as determined under federal, state or local law) present on or below the surface of the Real Property including, without limitation, in the soil, subsoil, groundwater or surface water, which constitutes a violation of any law, ordinance, rule or regulation of any governmental entity having jurisdiction thereof or subjects or could subject Buyer to any liability to third parties, and
       (iii) the Real Property has never been used by the Company or by any previous owners or operators to generate, manufacture, refine, produce, store, handle, transfer, process or transport any hazardous or toxic waste, substance or material or other contaminant or pollutant.

              (d) The zoning of each parcel of the Real Property permits the improvements located thereon and the continuation of business presently being conducted thereon. The Real Property is served by utilities and services necessary for the normal and continued operation of the business presently conducted thereon.

       3.13   PERSONAL PROPERTY.

              (a) Section 3.13 of Seller's Disclosure Memorandum is a complete and accurate schedule as of July 31, 1997 describing, and specifying the location of, all inventory, motor vehicles, machinery, fixtures, equipment, furniture, supplies, tools, Intangible Assets, and all other tangible or intangible personal property owned by, in the possession of, or used by Seller other than the Excluded Assets (the "Personal Property").

              (b) Each lease, license, rental agreement, contract of sale or other agreement applicable to any Personal Property is listed in Section
       3.14 of Seller's Disclosure Memorandum and is in full force and effect; neither Seller nor any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. The Company has received no notice that any party to any such lease, license, rental agreement, contract of sale or other agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No Personal Property is subject to any lease, license, contract of sale or other agreement that is adverse to the business, properties or financial condition of the Company.

              (c) The inventory of the Company as reflected by the Financial Statements and as described in Section 3.13 of Seller's Disclosure Memorandum consisted and consists of items substantially all of which were and will be of the usual quality and quantity necessary for the normal conduct of the Company and reasonably expected to be usable or salable within a reasonable period of time in the ordinary course of business of the Company, except items of inventory which have been written down to realizable market value or written off completely, and damaged or broken items in an amount which does not materially affect the value of the inventory as reflected on the Financial Statements. With respect to inventory in the hands of suppliers for which the Company is committed as of the date hereof, such inventory is reasonably expected to be usable in the ordinary course of business of the Seller as presently being conducted.

       3.14 CONTRACTS. Section 3.14 of Seller's Disclosure Memorandum contains a complete and accurate list of all presently effective contracts, leases and other agreements ("Contracts") to which the Company is a party and which affect or are applicable to the Assets or the Company, true and complete copies (or summaries in the case of oral contracts) of each of which have been delivered to Buyer by Seller, including, without limitation, any:

              (a) mortgage, security agreement, financing statement or conditional sales agreement or any similar instrument or agreement;

              (b) agreement, commitment, note, indenture or other instrument relating to the borrowing of money, or the guaranty of any such obligation for the borrowing of money;

              (c) joint venture or other agreement with any person, firm, corporation or unincorporated association doing business either within or outside the United States relating to sharing of present or future commissions, fees or other income or profits;

              (d) lease, license, rental agreement, contract of sale or other agreement applicable to the Personal Property;

              (e)    franchise agreement;

              (f)    warranty;

              (g)    noncompetition agreement;

              (h)    broker or distributorship contract; or

              (i) advertising, marketing and promotional agreement (including, but not limited to, any agreements providing for discounts and/or rebates).

       Except as disclosed in Section 3.14 of Seller's Disclosure Memorandum, each of the Contracts is in full force and effect and has not been amended or modified and neither the Company, nor any other party thereto, is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. The Company has received no notice that any party intends to cancel, terminate or refuse to renew any such Contract or to exercise or decline to exercise any option or other right thereunder.

       3.15 LABOR MATTERS. There are no controversies pending or, to the best knowledge of Seller, threatened between the Company and any employees of the Company. The Company has complied with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, immigration, safety and the payment of withholding and social security and similar taxes, and the Company has no liability for any arrears of wages or taxes or penalties for failure to comply with any of the foregoing.

       3.16 ABSENCE OF SENSITIVE PAYMENTS. To the best knowledge of the Company and Seller, neither the Company nor Seller has made or maintained (i) any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or any state thereof, or any other jurisdiction (foreign or domestic); or (ii) any contribution, or reimbursement of any political gift or contribution made by any other person, to candidates for public office, whether federal, state, local or foreign, where such contributions by Seller or Shareholder were or would be a violation of applicable law.

       3.17 EMPLOYEE BENEFITS. The Company is not a party to and does not participate in or have any liability or contingent liability with respect to any "employee welfare benefit plan" or "employee pension benefit plan" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA.

       3.18 CAPITAL IMPROVEMENTS. Section 3.18 of Seller's Disclosure Memorandum describes all of the capital improvements or purchases or other capital expenditures (as determined in accordance with GAAP) which the Company has committed to or contracted for which have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases.

       3.19 COMPLETE AND ACCURATE DISCLOSURE. No representation or warranty made to Buyer in this Agreement or in connection with this transaction contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make such representation or warranty not misleading or necessary to enable Buyer to make a fully informed decision with respect to its purchase of the Stock. All documents and information which have been or will be delivered to Buyer or its representatives by or on behalf of the Company are and will be true, correct and complete copies of the documents they purport to represent.

                  IV. REPRESENTATIONS AND WARRANTIES OF BUYER

       4.1 CORPORATE EXISTENCE; GOOD STANDING; CAPITALIZATION. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas.

       4.2 POWER AND AUTHORITY. Buyer has the requisite corporate power and authority, and has been duly authorized, to enter into this Agreement and to perform all of its obligations hereunder. Buyer represents and warrants to Seller that this Agreement has been duly executed and delivered by Buyer, and constitutes a valid and binding obligation in accordance with its terms.

                             V. COVENANTS OF SELLER

       Seller hereby covenants and agree as follows:

       5.1 CONDUCT OF BUSINESS. Prior to the Effective Date, Seller shall cause the Company to operate the Business in the ordinary course and continue normal capital expenditures and maintenance prior to the Closing Date, except
(i) as may be permitted by this Agreement, (ii) as necessary to consummate the transactions contemplated hereby, or (iii) disclosed to Buyer in Seller's Disclosure Memorandum.

       5.2    INVESTIGATION BY BUYER.  Prior to the Closing Date, Seller shall
(i) give Buyer and its authorized representatives and advisors access, at reasonable times and on reasonable notice, to all items of Personal Property, books and records, personnel, offices, and other facilities of the Company,
(ii) permit Buyer to make such inspections thereof as Buyer may reasonably require, and (iii) cause its employees, and its advisors to furnish to Buyer and its authorized representatives and advisors such financial and operating data and other information with respect to the Business prepared in the ordinary course of the Business as Buyer or its agent shall from time to time reasonably request.

       5.3 CLOSING CONDITIONS. Seller will, to the extent within its control, use its best efforts to cause the conditions set forth in Section 8.1 to be satisfied by the Closing Date.

       5.4 CONFIDENTIALITY. From and after the date hereof, Seller will, and will cause the Company and its officers, employees, representatives, consultants and advisors to, hold in confidence all confidential information in the possession of Seller or the Company, its affiliates or its financial advisor concerning the Company. Seller will not release or disclose any such information to any person other than Buyer and its authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section shall not apply to information:

              (a) which Seller or the Company is compelled to disclose by judicial or administrative process, or, in the reasonable opinion of counsel, by other mandatory requirements of law;

              (b) which can be shown to have been generally available to the public other than as a result of a breach of this Section; or

              (c) which can be shown to have been provided to Seller or the Company by a third party who obtained such information other than as a result of a breach of a confidential relationship.

       5.5 PUBLIC ANNOUNCEMENT. Seller and Buyer will cooperate in the public announcement of the transactions contemplated by this Agreement, and, other than as may be required by applicable law, no such announcement will be made by either party without the consent of the other party, which consent shall not be unreasonably withheld.

       5.6 NO SHOPPING. From and after the date hereof through the Closing or the termination of this Agreement, whichever is the first to occur, neither Seller nor the Company shall (and Seller and the Company shall cause their respective affiliates, officers, directors, employees, representatives and agents not to) directly or indirectly, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Buyer or an affiliate or an associate of Buyer) concerning, or enter into any agreement providing for, any merger, sale of material assets, sale of stock or similar transactions involving the Company or the Assets.

       5.7 FURTHER ASSURANCES. Seller will use its best efforts to implement the provisions of this Agreement, and for such purpose Seller, at the request of Buyer, at or after the Closing Date, will, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, consents, documents evidencing title and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement.

       5.8 INSURANCE. The Company shall continue to maintain insurance through the Closing Date with financially sound and reputable insurers unaffiliated with Seller in such amounts and against such risks as are adequate in the judgment of Seller to protect the Assets and the Business.

       5.9 NONCOMPETITION AGREEMENT. At the Closing, Seller will enter into a noncompetition agreement in the form attached hereto as Exhibit 5.9 (the "Noncompetition Agreement").

       5.10 INVESTMENT LETTER. At the Closing, Shareholder shall execute and deliver to Buyer the investment letter in the form attached hereto as Exhibit
5.10 (the "Investment Letter").

       5.11 ESCROW AGREEMENT. At the Closing, Seller shall execute and deliver to Buyer the Escrow Agreement.

       5.12 TITLE REPORTS. Within ten (10) days after the date hereof, Seller, at Seller's sole cost and expense, shall provide a title report(s) for all real property owned by the Company ("Owned Real Property") and current reports of searches made of the Uniform Commercial Code Records of the County and State where each parcel of Owned Real Property is located (the "UCC Reports") setting forth the state of liens affecting the tile to the personal property and real property to be conveyed hereunder. At the Closing, the Owned Real Property shall be subject to no liens, charges, encumbrances, exceptions, or reservations of any kind or character other than those specifically approved by Buyer in writing (the "Permitted Exceptions").

                            VI.  COVENANTS OF BUYER

       6.1 CLOSING CONDITIONS. Buyer will, to the extent within its control, use its best efforts to cause the conditions set forth in Section 8.2 to be satisfied by the Closing Date.

       6.2 ANCILLARY AGREEMENTS. At the Closing, Buyer will enter into the Noncompetition Agreement and the Escrow Agreement.

                                  VII. CLOSING

       7.1 TIME AND PLACE. The consummation of the sale and purchase of the Stock and the execution of the Noncompetition Agreement (the "Closing") shall take place at a mutually agreeable time and place on or before September 15, 1997. The date of the Closing shall herein be referred to as the "Closing Date."

       7.2 SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller shall execute, acknowledge (where appropriate) and deliver, or cause to be delivered, to Buyer in form reasonably satisfactory to Buyer:

              (a) Stock certificates representing the Stock, duly endorsed for transfer or accompanied by stock powers duly executed in blank, and any other documents that are necessary to transfer to Buyer good and marketable to the Stock;

              (b) The written approvals, consents and certificates referred to in Section 3.2 of Seller's Disclosure Memorandum.

              (c) The opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson referred to in Section 8.1(f).

              (d) Letters of resignation of the officers and directors of the Company.

              (e) All other documents and certificates required to be delivered to Buyer pursuant to this Agreement, including without limitation, the Noncompetition Agreement and the Escrow Agreement.

              From time to time following Closing, Seller will execute and deliver such instruments and take such action as Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to Buyer, and to put Buyer in actual possession and operating control of, the Assets.

       7.3    BUYER'S OBLIGATIONS AT CLOSING.  At the Closing, Buyer will:

              (a)    pay the  cash portion of the Purchase Price;

              (b) deliver to Seller certificates evidencing 38,250 shares of Packaged Ice, Inc. common stock;

              (c) deliver 12,750 shares of Packaged Ice, Inc. common stock to the Escrow Agent;

              (d) deliver to Seller executed counterparts of the Noncompetition Agreement and the Escrow Agreement.

                          VIII.  CONDITIONS TO CLOSING

       8.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

              (a) Performance. Each agreement and obligation of Seller to be performed or complied with on or before the Closing Date shall have been duly performed or complied with in all material respects and Seller shall deliver to Buyer a certificate signed by an officer of Seller to such effect.

              (b) Representations and Warranties True; No Material Adverse Change. The representations and warranties of Seller contained herein shall be true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, and since the date hereof there shall have occurred no material adverse change in the Business, and Seller shall deliver to Buyer a certificate signed by an officer of Seller to such effect.

              (c) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining Buyer from consummating the transactions contemplated hereby.

              (d) Third Party Creditors. All third party creditors of the Business will be paid in full, and all Encumbrances against the Stock or Assets will be paid or discharged.

              (e) Capital Leases. All Capital Leases shall be paid in full and the personal property subject thereto shall be conveyed to the Company free and clear of Encumbrances.

              (f) Opinion of Counsel for Shareholder and Seller. Buyer shall have received the opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson dated as of the Closing Date, in form and substance satisfactory to Buyer and Buyer's counsel, subject to reasonable qualifications and exceptions, as set forth on Exhibit 8.1(f).

       8.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

              (a) Performance. Each agreement and obligation of Buyer to be performed or complied with on or before the Closing Date shall have been duly performed or complied with in all material respects and Buyer shall deliver to Seller a certificate signed by an officer of Buyer to such effect.

              (b) Representations and Warranties True; No Material Adverse Change. The representations and warranties of Buyer contained herein shall be true and correct on the Closing Date with the same force and effect as though such representations and covenants had been made on the Closing Date, and Buyer shall deliver to Seller a certificate signed by an officer of Buyer to such effect.

              (c) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining Seller from consummating the transactions contemplated hereby.

                              IX.  INDEMNIFICATION

       9.1 INDEMNIFICATION OF BUYER BY SELLER. Seller agrees to indemnify, defend and hold harmless Buyer and Buyer's employees, agents, heirs, legal representatives, and assigns from and against any and all claims, suits, losses, expenses (legal, accounting, investigation and otherwise), damages and liabilities, including, without limitation, tax liabilities (hereinafter, collectively "Damages"), arising out of or relating to (i) any liability or obligation of the Company assumed by Seller at the Effective Date hereunder pursuant to the Undertaking Agreement, (ii) the conduct of, or conditions existing with respect to, the Business prior to the

Closing, (iii) any inaccuracy of any representation or warranty set forth in this Agreement or the breach of any covenant made by Seller in or pursuant to this Agreement.

       9.2 INDEMNIFICATION OF SELLER BY BUYER. Buyer agrees to indemnify, defend and hold harmless Seller from and against any and all Damages arising out of or relating to any inaccuracy or any representation or warranty set forth in this Agreement or the breach of any covenant made by Buyer in or pursuant to this Agreement.

       9.3 CLAIMS FOR INDEMNIFICATION. Whenever any claim arises for indemnification hereunder, the indemnified party (hereafter the "Indemnified Party") shall notify the indemnifying party (hereafter the "Indemnifying Party") in writing by registered or certified mail promptly after the Indemnified Party has actual knowledge of the facts constituting the basis for such claim (the "Notice of Claim"). Such notice shall specify all material facts known to the Indemnified Party giving rise to such indemnification right, and to the extent practicable, the amount or an estimate of the amount of the liability arising therefrom. The failure of any Indemnified Party to promptly notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligation to indemnify in respect to such action and shall not relieve the Indemnifying Party of any other liability which they may have to any Indemnified Party unless such failure to notify the Indemnifying Party prejudices the rights of the Indemnifying Party. In addition to all other remedies provided hereunder or by law, Buyer shall have the right to make a claim against the Escrow Amount for any of Buyer's Damages. Any claim with respect to Section 3.10 must be made on or before March 1, 1998. All other claims, other than those assumed by Seller under the Undertaking Agreement must be made by August 30, 1998.

       9.4 RIGHT TO DEFEND. If the facts giving rise to any such claim for indemnification involve any actual or threatened claim or demand by any third party against the Indemnified Party, the Indemnifying Party shall be entitled (without prejudice to the right of the Indemnified Party to participate in the defense of such claim or demand at its expense through counsel of its own choosing) to assume the defense of such claim or demand in the name of the Indemnified Party at the Indemnifying Party's expense and through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, if it gives written notice to the Indemnified Party within forty-five (45) days after receipt of the Notice of Claim that the Indemnifying Party intends to assume the defense of such claim and acknowledges its liability to indemnify the Indemnified Party for any losses resulting from such claim; provided, however, that if the Indemnifying Party does not elect to assume the defense of any claim, then (a) the Indemnifying Party shall have the right to participate in the defense of such claim or demand at its expense through counsel of its own choosing, provided the Indemnified Party shall control the defense of such claim, (b) the Indemnified Party may settle any such claim without the consent of the Indemnifying Party, however, the Indemnifying Party may not settle any such claim without the prior written consent of the Indemnified Party; and (c) Section 9.5 hereof shall be inapplicable. Whether or not the Indemnifying Party does choose to so defend such claim, the parties hereto shall cooperate in the defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith. To the extent Seller is the Indemnified Party for any actual or threatened claim or demand by any third party, Seller shall have the right to control the prosecution of any counterclaim or right related to such a claim or demand, provided that Seller agrees to reasonably cooperate with Shareholder with respect to the prosecution of such counterclaim or right.

       9.5 SETTLEMENT. Except as provided in Section 9.4, (i) the Indemnified Party shall make no settlement of any claim that would give rise to liability on the part of the Indemnifying Party under an indemnity contained in this Article IX without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld and (ii) the Indemnifying Party can settle without the consent of the Indemnified Party only if the settlement involves only the payment of money for which the Indemnifying Party will be fully liable. No other settlement of any claim may be made without the consent of both the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld.

       9.6 EFFECT OF TERMINATION. Without limiting any other rights the parties may have, the parties specifically agree that the covenants contained in this Article will continue to be enforceable following termination of this Agreement.

                                X.  TERMINATION

       10.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date by any of the following:

              (a) Mutual Consent. By mutual written consent of Seller and Buyer;

              (b) Misrepresentation or Breach. By Seller or Buyer, if there has been a material misrepresentation or a material breach of a warranty or covenant herein or in any agreement required to be delivered pursuant hereto on the part of the other party hereto;

              (c) Failure of Condition to Buyer's Obligations. By Buyer, if all of the conditions set forth in Section 8.1 have not been satisfied;

              (d) Failure of Condition to Seller's Obligations. By Seller, if all of the conditions set forth in Section 8.2 have not been satisfied;

              (e) Court Order. By Seller or Buyer if consummation of the transactions contemplated hereby shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

              (f) Material Adverse Change. By Buyer if any event has occurred after the date hereof which is, or will result in a material adverse change in the prospects, business or condition of the Assets.

       10.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1(a), all further obligations of Seller and Buyer under this Agreement shall terminate without further liability of Seller or Buyer. If Seller fails to consummate the transactions contemplated on its part to occur on the scheduled Closing Date, in circumstances whereby all conditions of the Closing set forth in Section 8.2 have been satisfied in all material respects or waived, Buyer's sole remedy shall be to (i) to require Seller to consummate and specifically perform the transactions contemplated hereby, in accordance with the terms of this Agreement, and to obtain from Seller any attorney fees incurred in connection with procuring such specific performance or (ii) terminate this Agreement and obtain reimbursement of its out-of-pocket expenses incurred directly in connection with the negotiation, preparation and performance of this Agreement. If Buyer fails to consummate the transactions contemplated on its part to occur on the Closing Date, in circumstances whereby all conditions of the Closing set forth in Section 8.1 have been satisfied in all material respects or waived, Seller's sole remedy shall be to (i) to require Buyer to consummate and specifically perform the transactions contemplated hereby, in accordance with the terms of this Agreement, and to obtain from Buyer any attorney fees incurred in connection with procuring such specific performance or (ii) terminate this Agreement and obtain reimbursement of its out-of-pocket expenses incurred directly in connection with the negotiation, preparation and performance of this Agreement.

       10.3 RIGHT TO PROCEED. Notwithstanding anything in this Agreement to the contrary, if any condition specified in Section 8.1 or Section 8.2 has not been satisfied, Seller or Buyer, in addition to any other rights which may be available to it, shall have the right to waive any such condition that is for its benefit and to require the other party hereto to proceed with the Closing.

                                XI.TAX MATTERS.

       11.1. TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Federal Tax" means any Tax imposed under Subtitle A of the Code.

       "Final Determination" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by the Company or Seller, whichever are responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

       "Post-Closing Tax Period" means any Tax period (or portion thereof) beginning after the close of business on the Closing Date.

       "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

       "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts (including gross receipts tax in respect of any franchise operation), royalty, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other governmental fee, assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign).

       "Tax Indemnification Period", means with respect to any Tax, any Pre-Closing Tax Period of the Company.

       11.2 SECTION 338(H)(10) ELECTION. Seller and the Company will join with Buyer in making an election under Section 338(h)(10) of the Code and
Section 1.338(h)(10)-1 of the Treasury Regulations promulgated under the Code, and any corresponding election under state, local and foreign tax laws, with respect to the purchase and sale of the Stock hereunder (a "Section 338(h)(10) Election"). Seller will include any income, gain, loss, education or other tax item resulting from the Section 338(h)(10) Election on his Tax returns to the extent permitted by applicable laws. Seller will also pay any Tax imposed on the Company attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under Code Section 1374,
(ii) any tax imposed under Reg. Section 1.338(h)(10)-1(e)(5), or (iii) any state, local or foreign Tax imposed on the Company's gain, and Seller will indemnify Buyer and the Company against any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys fees and expenses), losses, damages, settlements, assessments or judgments arising out of any failure to pay any such Taxes. The Company and Seller will not revoke the Company's election to be taxed as an S corporation within the meaning of Code Section 1361 and 1362. The Company and Seller will not take or allow any action that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362. Buyer and Seller agree to jointly execute Form 8023-A and all attachments required to be filed therewith, and to take such further action as is necessary to make the Section 338(h)(10) Election.

       11.3 ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree that the purchase price paid to Seller hereunder and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including Tax and financial accounting purposes) as mutually determined by Buyer and Seller in accordance with applicable income tax laws and regulations, which allocation shall be set forth on Schedule 11.3 attached hereto. Buyer and Seller will file, and will cause the Company to file, all Tax Returns and information reports in a manner consistent with such allocations.

       11.4 FILING OF SHORT PERIOD RETURNS. Buyer and Seller shall treat and cause the Company to treat the Closing Date as the last day of the taxable period in which the Company is an S corporation, as defined under the Code.
All Tax returns of the Company, which are required and/or permitted by the authorized taxing authorities (herein collectively referred to as the "S Short

Year Returns"), shall be filed accordingly. In accordance with Section 1362(e)(6)(D) and related regulations of the Code, the books of the Company shall be closed effective the Closing Date. Seller will cause its accounting firm to prepare, at Seller's expense, the S Short Year Returns.

       11.5.  COVENANTS.

              (a) Without the prior written consent of Buyer, Seller shall not cause the Company to make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of the Company or Buyer.

              (b) All Returns not required to be filed on or before the date hereof (including any applicable extensions) will be filed when due in accordance with all applicable laws.

              (c) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees incurred in connection with this Agreement (including any real property transfer Tax and any similar
Tax) shall be accrued by the Company on the Effective Date Balance Sheet and be paid by the Company when due (including any applicable extensions), and the Company will, at Seller' expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees.

       11.6.  COOPERATION ON TAX MATTERS.

              (a) Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding. Buyer and Stockholders shall cause the Company to: (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any Pre-Closing Tax Period, and to abide by all record retention requirements of any Taxing Authority or any record retention agreements entered into with any Taxing Authority, and (ii) to give Seller reasonable written notice prior to destroying or discarding any such books and records and, if Seller so request, Buyer shall allow Seller to take possession of such books and records.

              (b) Buyer and Seller further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

       11.7. TAX INDEMNIFICATION. Seller hereby jointly and severally indemnify Buyer against and agree to hold Buyer harmless from any loss, liability or expense attributable to (i) any Tax with respect to income (including, to the extent based on income, state franchise Taxes), transfer Tax, employment or withholding Tax related to employee tips income (actual and allocated) and related reporting requirements, and gross receipts or royalty Tax in respect of any franchise operation and any other Tax of the Company related to the Tax Indemnification Period, (ii) any Tax resulting from a breach of the provisions of Section 11.5, and (iii) any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (i) or (ii), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, and any liability as transferee or successor (the sum of (i), (ii), and (iii) being referred to herein as a "Loss"). Buyer shall give Seller ten days notice of any claim of Loss, and Seller shall have the opportunity to defend Buyer in accordance with Section 9.4 hereof.

       11.8 PURCHASE PRICE ADJUSTMENT. Any amount paid by Seller, Buyer or the Company under Section 11.7 will be treated as an adjustment to the relevant purchase price for all Tax purposes unless a Final Determination causes any such amount not to constitute an adjustment to the relevant purchase price. In the event of such a Final Determination, Buyer, the Company or Seller, as the case may be, shall pay an amount that reflects the hypothetical Tax consequences of the receipt or accrual of such payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one
Tax) applicable to the recipient of such payment for the relevant year, reflecting for example, the effect of deductions available for interest paid or accrued and for Taxes such as state and local income Taxes. Any payment required to be made by Buyer or Seller under Section 9 that is not made when due shall bear interest at the rate per annum determined, from time to time, under the provision of Section 6621(a)(2) of the Code for each day until paid.

       11.9. SURVIVAL. The provisions of this Article 11 with respect to income (including to the extent based on income, state franchise Taxes), transfer Taxes, employment or withholding Taxes and related reporting requirements, shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

                              XII.  MISCELLANEOUS

       12.1 EXPENSES. Legal, accounting and other costs and expenses incurred in connection with this transaction shall be paid by the party incurring such expenses.

       12.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in or made in connection with this Agreement shall survive the Closing.

       12.3 INUREMENT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and, if properly assigned, assigns. This Agreement may not be assigned by any party without the written consent of the other parties hereto.

       12.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Schedules and Exhibits hereto, and the related agreements referred to herein embody the entire agreement of the parties hereto, and supersede all prior agreements and understandings, with respect to the subject matter hereof.

       12.5 SEVERABILITY. Any provision of this Agreement which is invalid, unenforceable or illegal in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, unenforceability or illegality without affecting the remaining provisions hereof and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

       12.6 INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules referenced in this Agreement, and any statements contained therein or in any certificate or instrument delivered pursuant hereto, constitute an integral part of this Agreement and shall be deemed made in this Agreement as if set forth in full herein.

       12.7 CAPTIONS AND HEADINGS; USE OF TERM "PERSON". Captions and headings used herein are for convenience only, do not constitute a part of this Agreement, and shall not be considered in construing this Agreement. Unless the context otherwise requires, all article, section or subsection cross-references are to articles, sections and subsections within this Agreement. As used herein, the term "person" shall mean any corporation, limited liability company, partnership, venture, proprietorship, trust, benefit plan or other entity or enterprise.

       12.8 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

       12.9 NOTICES. All notices of requests, demands or other communications required or to be given hereunder shall be delivered by hand, overnight courier, facsimile transmission, or by United States Mail, postage prepaid, by registered or certified mail (return receipt requested), to the addressed indicated below and shall be deemed given when received by the addressee thereof:

              to Seller:                   Warren F. Kruger
                                           Julie S. Kruger
                                           2100 S. Utica, Suite 310
                                           Tulsa, Oklahoma 74114

              with a copy to:              William W. Pritchard, Esq.
                                           Hall, Estill, Hardwick, Gable, Golden
                                           & Nelson
                                           320 South Boston Ave., Suite 400
                                           Tulsa, Oklahoma 74103
                     to Buyer:             A.J. Lewis III, President
                                           Packaged Ice, Inc.
                                           8572 Katy Freeway, Suite 101
                                           Houston, Texas 77024

                     with a copy to:       Alan Schoenbaum, P.C.
                                           Akin, Gump, Strauss, Hauer & Feld,
                                           L.L.P.
                                           300 Convent St., Suite 1500
                                           San Antonio, Texas 78205


or such other address or addresses as may be expressly designated by either party by notice given in accordance with the foregoing provision.

       12.10 AGENTS OR BROKERS. Seller and Buyer mutually represent and agree with each other that no agents or brokers have been utilized in the solicitation or negotiation of the sale of the Business and no fees, commissions or expenses of any type shall be due or payable out of the proceeds of the purchase price by either party to this Agreement.

       12.11 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including without limitation any alleged violations of securities laws, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Tulsa, Oklahoma, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable. Judicial proceedings may be commenced only to enforce this arbitration agreement or to enforce the results of arbitration; provided that such prohibition shall not apply in the event that a court ordered injunction is an appropriate remedy for a breach of this Agreement.

       12.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.


               (STOCK PURCHASE AGREEMENT SIGNATURE PAGE FOLLOWS)

                   [STOCK PURCHASE AGREEMENT SIGNATURE PAGE]


Executed on the date first written above.


                                   PACKAGED ICE, INC.



                                   By: /s/ James F. Stuart
                                           JAMES F. STUART, Chief Executive
                                           Officer



                                   SELLER:


                                   /s/ Warren F. Kruger
                                   WARREN F. KRUGER


                                   /s/ Julie S. Kruger
                                   JULIE S. KRUGER

                         LIST OF SCHEDULES AND EXHIBITS

       Exhibit 2.2(b)       Escrow Agreement

       Schedule 2.2(c)      Certain Excluded Liabilities

       Exhibit 2.2(c)       Undertaking Agreement

       Exhibit 5.9          Noncompetition Agreement

       Exhibit 5.10         Investment Letter

       Exhibit 8.1(f)       Opinion of Counsel

       Schedule 11.3        Allocation Schedule

       Seller's Disclosure Memorandum

                                 EXHIBIT 2.2(b)
                                ESCROW AGREEMENT

       This Escrow Agreement, dated as of September 12, 1997 (the "Closing Date"), is entered into by and among Warren F. Kruger and Julie S. Kruger (collectively, "Seller"), Packaged Ice, Inc., a Texas corporation ("Buyer") and F&M Bank & Trust, as escrow agent ("Escrow Agent").

       This is the Escrow Agreement referred to in the Stock Purchase Agreement by and among Buyer and Seller dated September 12, 1997 (the "Stock Purchase Agreement"). Capitalized terms used in this Escrow Agreement without definition shall have the respective meanings given to them in the Stock Purchase Agreement.

       The parties, intending to be legally bound, hereby agree as follows:

1.     ESTABLISHMENT OF ESCROW

       (a) Seller is depositing with Escrow Agent 12,750 shares of the $.01 par value common stock of Packaged Ice, Inc. ("Common Stock")(such Common Stock being the "Escrow Fund"), for purpose of providing for indemnification claims for Buyer's Damages under the Agreement. Escrow Agent acknowledges receipt thereof.

       (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.     INVESTMENT OF FUNDS

       Except as Buyer and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be remain invested in the Common Stock until disbursement of the entire Escrow Fund.

3.     CLAIMS

       (a) From time to time on or before August 30, 1998, Buyer may give notice (a "Notice of Loss") to Representative and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") for Damages it may have under the Stock Purchase Agreement. If Seller gives notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by Escrow Agent of the Notice of Loss regarding such Claim, such Claim shall be resolved as provided in Section 3.(b) of this Escrow Agreement. If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of Damages claimed by Buyer as set forth in its Notice of Loss shall be deemed established for purposes of this Escrow Agreement and the Stock Purchase Agreement and, at the end of such 30-day period, Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice of Loss from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Stock Purchase Agreement.

       (b) If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Buyer and Seller (ii) a final non-appealable or reviewable arbitrator's award or (iii) a final non-appealable order of a court of competent jurisdiction. Any award or court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that award or the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

       (c) For purposes of this Agreement the Common Stock shall be valued at $10.00 per share.

       (d) If Buyer is entitled to receive payment out of the Escrow Fund, Seller shall have the right to contribute cash to the Escrow Fund to cover such payment and to withdraw Common Stock equal in value to the cash contributed. Buyer's right to contribute cash shall be limited to Section 3.(b) damages. Escrow Agent shall deliver stock based on value stated herein.

4.     CASH DIVIDENDS AND VOTING RIGHTS

       Each Seller in whose name shares of Common Stock held as part of the Escrow Fund are registered shall receive all cash dividends declared and paid on such shares throughout the period such shares are held in Escrow in the same manner as any other shareholder of Buyer which dividends shall at no time be a part of the Escrow. Each Seller shall retain all voting rights with respect to his or her shares during the term of this Agreement.

5.     TERMINATION OF ESCROW

       On August 31, 1998, Escrow Agent shall pay and distribute the assets then present in the Escrow Fund pro rata to each of the Sellers, unless any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of Loss for such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid and/or distributed to Seller) until satisfactory resolution of such Claim in accordance with Section 3(b) above. This Escrow Agreement shall terminate upon the occurrence of the earlier of (a) agreement on the part of Buyer and (b) payment by the Escrow Agent of all of the Escrow Fund in accordance with this Escrow Agreement. Notwithstanding any termination of this Escrow Agreement, the provisions of Sections 9, 10, 11, 12 and 19 shall survive such termination and remain in full force and effect.

6.     ACCOUNT STATEMENTS

       Receipt of the Escrow Fund shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Buyer and Representative (defined in Section) 21 to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within such 30 day period shall be conclusively deemed confirmation of such account statement in its entirety. For purposes of this
Section 6, each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid. The term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in San Antonio, Texas.

7.     TAX MATTERS

       Seller shall provide Escrow Agent with its taxpayer identification number documented by an appropriate Form W8 or Form W9 upon execution of this Escrow Agreement. Failure to so provide such forms may prevent or delay disbursements from the Escrow Fund and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Escrow Fund. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

8.     SCOPE OF UNDERTAKING.

       Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Escrow Fund and shall not be required to deliver the Escrow Fund or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Escrow Fund as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Buyer, Seller or Representative or any of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to
Section 9 hereinbelow, its own willful misconduct, bad faith or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

9.     RELIANCE; LIABILITY

       Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Escrow Fund pursuant to this Escrow Agreement; provided, however, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but no limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Buyer, Shareholder or Representative of or any agent or correspondent of any of them;
(c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or separator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing the Escrow Agreement on behalf of the Buyer, Shareholder and Representative or depositing the Escrow Fund.

10.    RIGHT OF INTERPLEADER

       Subject to Section 19 hereof and without waiving the same, should any controversy arise involving the parties hereto or any of them or any other person, firm or entity and such controversy results in claims and demands having made by them, or any of them in connection with or for any part of the Escrow Fund, or should a substitute escrow agent fail to be designated as provided in Section 15 hereof, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrow Fund until the controversy is resolved or the conflicting demands are withdrawn or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. The parties hereto agree that to the extent such controversy is between the Buyer and Seller, such controversy shall be resolved in accordance with Section 19 and the parties hereto shall take such actions as may be necessary to cause the court in which such petition for interpleader has been filed to recognize and enforce the arbitrator's award. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Escrow Fund, Buyer and Seller hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorney's fees and any and all other reasonable expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration except to the extent arising out of the Escrow Agent's willful misconduct, bad faith or gross negligence.

11.    INDEMNIFICATION

       Buyer and Seller hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorney's fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct, bad faith or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF BUYER AND SELLER TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSION TO THE EXTENT PERMITTED BY APPLICABLE LAW.

12.    COMPENSATION AND REIMBURSEMENT OF EXPENSES

       Buyer and Seller hereby agree, jointly and severally, (i) to pay Escrow Agent for its services hereunder in accordance with the fee schedule attached hereto as Exhibit A and (ii) to pay all reasonable expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, reasonable attorney's fees, brokerage costs and related expenses incurred by Escrow Agent. No increase in the rate of any fee charged by the Escrow Agent shall be valid hereunder unless previously approved in writing by Buyer and Representative. The fee of $1,500 for the initial one year period shall be paid to the Escrow Agent, one-half (1/2) by Seller and one-half (1/2) by Buyer upon execution of this Escrow Agreement. As between Buyer and Seller, any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer and 50% by Seller.


13.    NOTICES

       Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid of (c) sent by facsimile, in each case to the address or facsimile number, as the case may be, set forth below:

If to Buyer:                Packaged Ice, Inc.
                            Attention: President
                            8572 Katy Freeway, Suite 101
                            Houston, Texas 77024
                            Facsimile No.: (713) 464-4681
with a copy to:             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            Attention: Alan Schoenbaum, P.C.
                            300 Convent Street, Suite 1500
                            San Antonio, Texas 78205
                            Facsimile No.: (210) 224-2035

If to Seller and/or         Warren F. Kruger
Representative:             2100 S. Utica, Suite 310
                            Tulsa, OK 74114
                            Facsimile No.: (918) 749-0404

with a copy to:             William W. Pritchard
                            Hall, Estill, Hardwick, Gable, Golden & Nelson
                            320 South Boston Avenue, Suite 400
                            Tulsa, OK 74103
                            Facsimile: (918) 594-0496

Escrow Agent:               F&M Bank & Trust
                            Attn: Bill Grant, Trust Dept.
                            1330 S. Harvard
                            Tulsa, OK 74112
                            Facsimile: (918) 743-6256

Except to the extent otherwise provided in Section 6 hereinabove delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section. Notwithstanding the foregoing, any notice hereunder delivered to Representative with respect to a Claim shall only be given in accordance with clauses (a) and
(b) above, and notice to Representative by facsimile with respect to a Claim shall not be deemed given for purposes of this Escrow Agreement.

14.    CONSULTATION WITH LEGAL COUNSEL

       Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

15.    RESIGNATION

       The Escrow Agent may removed at any time with the written consent of Buyer and Representative. Escrow Agent may resign hereunder upon thirty (30) days' prior notice to the

Buyer and Representative.   If the Escrow Agent shall resign or be removed,
Buyer and Representative shall appoint, as soon as possible, a successor escrow agent. Upon the effective date of such resignation or removal, Escrow Agent shall deliver the Escrow Fund to any substitute escrow agent designated by Buyer and Representative in writing. Any successor escrow agent shall be deemed to have accepted the responsibilities hereunder upon execution of this Escrow Agreement and delivery of such executed document to Buyer and Representative. If Buyer and Representative fail to designate a substitute escrow agent within thirty (30) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 30-day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

16.    ASSIGNMENT

       This Escrow Agreement shall not be assigned by either of the parties without the prior written consent of Escrow Agent and the non-assigning party (such assigns of any of Buyer, Seller or Representative to which Escrow Agent consents, if any, and Escrow Agent's assigns being hereinafter referred to collectively as "Permitted Assigns").

17.    SEVERABILITY

       If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

18.    GENERAL

       The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise required, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither Buyer, Seller, Representative nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement or, with respect to the Buyer and Seller, the Stock Purchase Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executor, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of Buyer, Seller, Representative and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

19.    ARBITRATION

       All disputes hereunder between or among Seller and Buyer shall be settled in accordance with the provisions of the Stock Purchase Agreement governing arbitration.

20.    WAIVER

       The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

21.    REPRESENTATIVE

       (a) Seller shall act through the Representative, who shall be deemed authorized to act on behalf of Seller in the manner set forth in this Section
21.  Seller has selected Warren F. Kruger as the initial Representative.

       (b) A Representative may resign at any time effective upon giving written notice to each of the parties hereto. The Seller may at any time remove a Representative by giving ten days' written notice to him. If a Representative shall resign or be removed, the Seller may by written election appoint any number of successor Representatives and shall so appoint a successor if the Representative in question was the only Representative in office. The Representative shall promptly notify Buyer in writing of the resignation or removal of any Representative and of the appointment of any successor Representative.

       (c) With respect to matters involving the Seller, Buyer and Escrow Agent shall rely conclusively upon any written instruction of a Representative. Buyer and Escrow Agent shall rely conclusively on the authority of a Representative designated herein or by the Seller until Buyer and Escrow Agent receive a written instruction naming another person as Representative to succeed to that position in the place of the existing Representative, which instruction shall be signed by the Seller.

       (d) The Representative may take any action on behalf of the Seller which it deems appropriate to take with respect to any claim for Damages ("Claim") received by it pursuant to the Stock Purchase Agreement.

       (e) The Representative may on behalf of the Seller, at any time and without regard to whether or not proceedings for the resolution or determination thereof have commenced, agree upon, resolve, settle, or compromise any Claim under the Stock Purchase Agreement in the sole and absolute discretion of the Representative.

       (f) The Representative may on behalf of the Seller, in its sole and absolute discretion, pursue, elect not to pursue, or terminate the pursuit of any Claim or issue under the Stock Purchase Agreement, including the conduct of arbitration of an litigation of third party claims, as provided herein and in the Agreement.

       (g) Under no circumstances shall the Representative be liable to Seller for any act it may take in its capacity as Representative, or for the failure to take any action, or for the actions of Seller, or for any damage, loss or expense suffered or incurred resulting from the exercise of the Representative's sole and absolute discretion in acting hereunder, except only for acts of gross negligence, bad faith or willful misconduct.

       (h) The Representative shall be and hereby is authorized to retain counsel, accountants, or other professional assistants to assist in determining the validity of claims or in otherwise acting hereunder as a Representative. Any such expenses shall be borne by the Seller and may be taken from the proceeds of the Escrow Fund to be delivered to such Seller.

       (i) The Representative shall not be liable for any expense incurred on behalf of the Seller or any of them in protesting, analyzing, resisting, arbitrating, litigating, negotiating with respect to, or defending any claim made in connection with this Agreement, or for any amounts otherwise expended in acting hereunder.

       (j) On demand by the Representative, Seller shall contribute all sums demanded to pay the fees and expense incurred by the Representative on behalf of the Seller in acting hereunder.

       (k) The Representative shall keep the Seller reasonably informed of actions taken by it in acting hereunder.

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


BUYER:                                     PACKAGED ICE, INC.



                                           By:
                                              -----------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------


SELLER:                                    --------------------------------
                                           WARREN F. KRUGER


                                           --------------------------------
                                           JULIE S. KRUGER



ESCROW AGENT:                              F&M BANK & TRUST



                                           By:
                                              -----------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------

                                 Exhibit 2.2(c)

                             UNDERTAKING AGREEMENT

       THIS UNDERTAKING AGREEMENT ("Undertaking"), executed and delivered on this 12th day of September, 1997, by and among Warren F. Kruger and Julie S. Kruger (collectively, the "Sellers") in favor of Packaged Ice, Inc. a Texas corporation ("PI"), Century Ice of Tulsa, Inc., an Oklahoma corporation ("CIT") and Ice Cold Enterprises, Inc. ("ICE" and together with PI and CIT, the "Company").

                              W I T N E S S E T H:

       WHEREAS, pursuant to a Stock Purchase Agreement dated as of September 12, 1997, between Sellers and PI (the "Agreement"), Sellers have concurrently herewith sold, conveyed, assigned, transferred and delivered to PI all of the outstanding capital stock of ICE and CIT; and

       WHEREAS, in partial consideration therefor, the Agreement requires that Sellers undertake to assume and to agree to perform, pay or discharge or cause to be performed, paid or discharged certain liabilities and obligations of ICE and CIT;

       NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Sellers agree as follows:

       1. Sellers hereby jointly and severally undertake, assume and agree to perform, pay or discharge in accordance with their terms, to the extent not heretofore performed, paid or discharged and subject to the limitations contained in the Undertaking, the liabilities and obligations of ICE and CIT which are listed or described in Schedule 1 hereto, but only to the extent that such liabilities and obligations are so listed or described in such Schedule.

       2. Other than as specifically set forth in this Undertaking, the Sellers assume no liability or obligation of any kind, character or description of Company or any other person.

       3. The Sellers agree to indemnify Company for and hold it harmless from and against all losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by Company as a result of the Sellers' failure to perform, pay or discharge the liabilities and obligations expressly assumed by the Seller pursuant hereto.

       4. This Undertaking shall be enforceable against the successors and assigns of the Sellers and shall inure to the benefit of the successors and assigns of Company.

       IN WITNESS WHEREOF, this Undertaking has been duly executed and delivered by the Sellers on the date first above written.


                                   /s/ Warren F. Kruger
                                   WARREN F. KRUGER


                                   /s/ Julie S. Kruger by Warren F. Kruger
                                   JULIE S. KRUGER

                                 SCHEDULE 1 TO

                                  UNDERTAKING

                      LIABILITIES AND OBLIGATIONS ASSUMED

The liabilities and obligations of ICE and CIT as of the Closing Date including, without limitation, (a) current portion of long-term debt, (b) accounts payable, (c) employee compensation, (d), accrued expenses, (e) long-term debt, net of current portion, (f) lease and contractual obligations,
(g) any federal or state income or franchise taxes, or any withholding tax under sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code") or under any state law, of ICE or CIT or their predecessors relating to any period prior to the Closing Date, (h) pending and threatened claims, litigation and administrative actions as of the Closing Date, and (i) any attorneys', accountants', broker's or finder's fees, taxes or other costs or expenses of ICE or CIT incurred in connection with the Agreement or the transactions contemplated thereby, save and except: (1) the employment agreements with Greg Trickel and Harry Presson, (2) the Sapulpa Lease Agreement, (3) one (1) forklift lease, (4) certain oral agreements pertaining to discount rebates and commission incurred in the normal course of business and which survive the Closing Date, namely the City of Tulsa Ice Contract (pressed block ice for water cans), Broken Arrow Public Schools Agreement (bag ice quote), cup dispenser agreements, and as well as certain written agreements, such as the Horner Letter pertaining to price confirmation, Wal-Mart Letter pertaining to price confirmation, and the prepaid lease agreements with Yorktown regarding a cellular tower, and (5) garnishment actions against certain employees as follows:

EMPLOYEE                           PAID TO                      AMOUNT WITHHELD
--------                           -------                      ---------------
Patrick Grimes (Tulsa)      U.S. Dept. of Education      $19/week
                                                         (For a total of
                                                         $22,118.05)



George Scott (Tulsa)        U.S. Dept. of Education      10% of disposable wages
                                                         (For a total of
                                                         $1,733.66)


Mike Forrest (Muskogee)     Dept. of Human Services      $378/month
                                                         (Until further notice)

                                  EXHIBIT 5.9

                            NONCOMPETITION AGREEMENT

       This Noncompetition Agreement (this "Agreement") is made as of September 12, 1997, by and among Packaged Ice, Inc., a Texas corporation ("Parent"), Century Ice of Tulsa, Inc. and Ice Cold Enterprises, Inc., each an Oklahoma corporation (collectively, the "Company") and Warren F. Kruger ("W. Kruger") and Julie S. Kruger ("J. Kruger").

                                    RECITALS

       WHEREAS, W. Kruger and J. Kruger have sold all of the stock they own in the Company to Parent pursuant to that certain Stock Purchase Agreement dated as of September 12, 1997 (the "Stock Purchase Agreement"); and

       WHEREAS, Section 5.9 of the Stock Purchase Agreement requires that W. Kruger and J. Kruger execute and deliver a noncompetition agreement as a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement.

                                   AGREEMENT

       For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.     ACKNOWLEDGMENTS BY W. KRUGER AND J. KRUGER.

       W. Kruger and J. Kruger understand, acknowledge and agree that (a) the Company and Parent have required that W. Kruger and J. Kruger make the covenants set forth in Sections 2 and 3 of this Agreement as a condition to Parent's acquisition of the Stock (as defined in the Stock Purchase Agreement);
(b) the provisions of Sections 2 and 3 of this Agreement are reasonable and do not impose a greater restraint on W. Kruger and J. Kruger than is necessary to protect the goodwill or other business interest of the Company and Parent; (c) the provisions set forth in Sections 2 and 3 are not oppressive to W. Kruger and J. Kruger nor injurious to the public; and (d) the Company and Parent would be irreparably damaged if W. Kruger or J. Kruger were to breach the covenants set forth in Sections 2 and 3 of this Agreement.

2.     CONFIDENTIAL INFORMATION.

       W. Kruger and J. Kruger acknowledge and agree that all confidential information known or obtained by W. Kruger and J. Kruger, whether before or after the date hereof, relating to the Company is now the property of the Company. Therefore, W. Kruger and J. Kruger agree that they will not, at any time, disclose to any unauthorized persons or use for their own account or for the benefit of any third party any confidential information, whether W. Kruger and J. Kruger have such information in their respective memory or embodied in writing or other physical form, without the written consent of the Company of Parent, unless and to the extent that such confidential information (i) is or becomes generally known to and available for use by the public, other than as a result of the fault of W. Kruger or J. Kruger or any other person bound by a duty of confidentiality to Parent of the Company, (ii) becomes available to W. Kruger or J. Kruger on a non-confidential basis from a source other than Parent of the Company, provided that such source is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to Parent or the Company, or (iii) W. Kruger and J. Kruger or any of their representatives are compelled to disclose by judicial or administrative process or, in the opinion of W. Kruger's or J. Kruger's respective or joint counsel, by other mandatory requirements of law.
W. Kruger and J. Kruger agree to deliver to Parent or the Company at any time Parent or the Company may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing, excluding W. Kruger's and J. Kruger's personal copies of the transactional documents related to the aforementioned Stock Purchase Agreement), relating to the Company that W. Kruger and J. Kruger may then possess or have under their respective or joint control. W. Kruger's and J. Kruger's obligations with respect to this Section 2 shall terminate five years after the date of this Agreement.

3.     NONCOMPETITION.

       As an inducement for Parent to enter into and consummate the Stock Purchase Agreement, and in exchange for the consideration paid to W. Kruger and
J. Kruger under the Stock Purchase Agreement, W. Kruger and J. Kruger agree that:

       (a) For a period of five (5) years after the date hereof within the State of Oklahoma or any state bordering Oklahoma:

              (i) Except with respect to services provided to the Company or Parent, W. Kruger and J. Kruger will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, lend W. Kruger's and/or J. Kruger's name or any similar name to, lend W. Kruger's and/or J. Kruger's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company or Parent as it relates to the production, distribution, transportation, and sale of ice products, as of the date hereof; provided, however, that W. Kruger and J. Kruger may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. W. Kruger and J. Kruger agree that this covenant is reasonable with respect to its duration, geographical area, and scope;

              (ii) W. Kruger and J. Kruger will not, directly or indirectly, individually or for any other person (a) solicit or attempt to solicit any employee of Parent or the Company in attempt to encourage the employee to leave the employ of Parent or the Company, (b) in any way interfere with the relationship between Parent, the Company and any employee of Parent or the

Company, (c) knowingly employ, or otherwise engage as an employee, independent contractor, or otherwise any employee of Parent or the Company or (d) induce or attempt to induce any customer, supplier, licensee, or business relation of Parent or the Company to cease doing business with Parent or the Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Parent or the Company; and

              (iii) W. Kruger and J. Kruger will not, directly or indirectly, either for itself or any other person, solicit the business of any person known to W. Kruger and J. Kruger to be a customer or prospective customer of Parent or the Company, whether or not W. Kruger or J. Kruger had personal contact with such person, with respect to products or activities which compete in whole or in part with the products or activities of Parent, the Company or any subsidiary thereof.

       (b) In the event of a breach by W. Kruger and J. Kruger of any covenant set forth in Subsection 3(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

4.     REMEDIES.

       If either W. Kruger and/or J. Kruger breaches the covenants set forth in Sections 2 or 3 of this Agreement, Parent and the Company will be entitled to the following remedies;

       (a)    Damages from W. Kruger and J. Kruger; and

       (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2 and 3 of this Agreement, it being agreed that money damages alone may be inadequate to compensate the Parent and the Company and would be an inadequate remedy for such breach.

       (c) Prior to commencing any legal action, Parent and/or the Company shall first give notice, as provided for herein, to W. Kruger and J. Kruger. Upon the giving of notice by Parent and/or the Company, W. Kruger and/or J. Kruger shall have no more than thirty (30) days to cure whatever breach of this Agreement is alleged by Parent and/or the Company.

5.     SUCCESSORS AND ASSIGNS.

       This Agreement will be binding upon W. Kruger and J. Kruger and their respective assigns, heirs and legal representatives and will inure to the benefit of Parent and the Company and their affiliates, successors and assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable by W. Kruger and J. Kruger. the Company and Parent shall have the right to assign their rights under this Agreement to any entity which acquires all or substantially all of the assets of the Company or Parent.

6.     WAIVER.

       The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing and signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7.     GOVERNING LAW.

       This Agreement will be governed by the laws of the State of Oklahoma.

8.     JURISDICTION.

       The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Agreement upon the District Court of Tulsa County, Oklahoma.

9.     SEVERABILITY.

       Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held by a court of competent jurisdiction to contain limitations as to time, geographical area or scope of activity to be restrained that are not reasonable and impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company or Parent, the court shall reform the covenants to the extent necessary to cause the limitations contained in the covenants as to time, geographical area and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the goodwill or other business interest of the Company or Parent and enforce the covenants as reformed.

10.    COUNTERPARTS.

       This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.    SECTION HEADINGS, CONSTRUCTION.

       The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.



12.    NOTICES.

       All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when:
(a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to other parties):

       W. Kruger:                  Warren F. Kruger
                                   2100 S. Utica, Suite 310
                                   Tulsa, Oklahoma 74114

       J. Kruger:                  Julie S. Kruger
                                   2100 S. Utica, Suite 310
                                   Tulsa, Oklahoma 74114

       With a copy to:             Hall, Estill, Hardwick, Gable, Golden &
                                   Nelson
                                   Attention: William W. Pritchard, Esq.
                                   320 South Boston Ave., Suite 400
                                   Tulsa, Oklahoma 74103

       Parent and the Company:     Packaged Ice, Inc.
                                   8572 Katy Freeway, Suite 101
                                   Houston, Texas 77024
                                   Attn: A.J. Lewis, President

       With a copy to:             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                   300 Convent Street, Suite 1500
                                   San Antonio, Texas 78205
                                   Facsimile No.: (210) 224-2035

13.    ENTIRE AGREEMENT.

       This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.




               [NONCOMPETITION AGREEMENT SIGNATURE PAGE FOLLOWS]

                   [NONCOMPETITION AGREEMENT SIGNATURE PAGE]

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



                                   /s/ Warren F. Kruger
                                   WARREN F. KRUGER


                                   /s/ Julie S. Kruger
                                   JULIE S. KRUGER


                                   THE PARENT:

                                   PACKAGED ICE, INC.


                                   By:/s/ James F. Stuart
                                   JAMES F. STUART, Chief Executive Officer


                                   THE COMPANY:

                                   CENTURY ICE OF TULSA, INC.


                                   By:/s/ James F. Stuart
                                   JAMES F. STUART, Chief Executive Officer

                                   ICE COLD ENTERPRISES, INC.


                                   By:/s/ James F. Stuart
                                   JAMES F. STUART, Chief Executive Officer

                                  EXHIBIT 5.10

                               INVESTMENT LETTER


IMPORTANT:    PLEASE READ CAREFULLY BEFORE SIGNING; SIGNIFICANT REPRESENTATIONS
                     ARE CALLED FOR HEREIN.

                               PACKAGED ICE, INC.
                               INVESTMENT LETTER


James F. Stuart, Chief Executive Officer
Packaged Ice, Inc.
8572 Katy Freeway, Suite 101
Houston, Texas 77024

Dear Sir:

       In connection with the issuance of the $.01 par value Common Stock of Packaged Ice, Inc., a Texas corporation (the "Company") (pursuant to that certain document entitled "Stock Purchase Agreement", dated September 12, 1997, by and among Warren F. Kruger, Julie S. Kruger and the Company, the undersigned acknowledges that the Company will be relying on the information and representations with respect to the undersigned set forth herein in determining whether an investment in the Common Stock is suitable for him or her and whether the undersigned otherwise qualifies to receive Common Stock. The undersigned hereby warrants and represents to the Company that the following statements are true:

       (a) The undersigned understands and agrees that the Common Stock being acquired has not been registered under the Securities Act, and that accordingly it will not be transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The undersigned acknowledges that he must bear the economic risk of his investment in such securities for an indefinite period of time.

       (b) The undersigned hereby represents and warrants to the Company that he is acquiring the Common Stock for investment purposes only, for his own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

       (c) The undersigned represents and warrants that he has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting his interest in connection with the acquisition of the Common Stock. The undersigned acknowledges that the acquisition of the Common Stock is a speculative investment and involves substantial risks. The undersigned represents that he has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of owning the Common Stock. The undersigned has the ability to bear the economic risks of this investment in the Company including a complete loss of the investment, and the undersigned has no need for liquidity in such investment.

       (d) The undersigned is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D of the Securities Act and who either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment within the meaning of Rule 506(b)(2)(ii) of Regulation D of the Securities Act.

       (e) The undersigned acknowledges that he has obtained all information from the Company that he deems to be necessary in connection with his investment in the Common Stock. The undersigned further acknowledges having had the opportunity, either personally or through his representatives, to ask questions of and receive answers from management of the Company concerning the Company's business and the terms and conditions of the Common Stock and the transaction in which they are being acquired.

       (f) The undersigned is presently a bona fide resident of the state set forth on the signature page hereof as his "Address". This address and the Social Security number set forth herein are his true and correct address and Social Security number. The undersigned has no present intention of becoming a resident of any other state or jurisdiction.

       (g) The information provided to the Company herein is true and correct in all respects as of the date hereof. The undersigned agrees to notify the Company immediately if any of the statements made herein shall become untrue.

       The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties set forth herein and that the Company has relied upon such representations and warranties, and the undersigned hereby agrees to indemnify and hold harmless the Company, and all officers, directors, employees agents and representatives thereof, from and against any and all claims, demands, losses, damages, expenses or liabilities (including attorneys' fees) due to or arising out of a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.

                                           Sincerely,


                                           /s/ Warren F. Kruger

                                           Printed Name:Warren F. Kruger

                                           Social Security Number:443 48 4933

                                           Address: 2100 S. Utica #310

                                           City, State, Zip:Tulsa, OK 74114

                                  EXHIBIT 5.10
                               INVESTMENT LETTER


IMPORTANT:    PLEASE READ CAREFULLY BEFORE SIGNING; SIGNIFICANT REPRESENTATIONS
                     ARE CALLED FOR HEREIN.

                               PACKAGED ICE, INC.
                               INVESTMENT LETTER


James F. Stuart, Chief Executive Officer
Packaged Ice, Inc.
8572 Katy Freeway, Suite 101
Houston, Texas 77024

Dear Sir:

       In connection with the issuance of the $.01 par value Common Stock of Packaged Ice, Inc., a Texas corporation (the "Company") (pursuant to that certain document entitled "Stock Purchase Agreement", dated September 12, 1997, by and among Warren F. Kruger, Julie S. Kruger and the Company, the undersigned acknowledges that the Company will be relying on the information and representations with respect to the undersigned set forth herein in determining whether an investment in the Common Stock is suitable for him or her and whether the undersigned otherwise qualifies to receive Common Stock. The undersigned hereby warrants and represents to the Company that the following statements are true:

       (a) The undersigned understands and agrees that the Common Stock being acquired has not been registered under the Securities Act, and that accordingly it will not be transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The undersigned acknowledges that he must bear the economic risk of his investment in such securities for an indefinite period of time.

       (b) The undersigned hereby represents and warrants to the Company that he is acquiring the Common Stock for investment purposes only, for his own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

       (c) The undersigned represents and warrants that he has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting his interest in connection with the acquisition of the Common Stock. The undersigned acknowledges that the acquisition of the Common Stock is a speculative investment and involves substantial risks. The undersigned represents that he has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of owning the Common Stock. The undersigned has the ability to bear the economic risks of this investment in the Company including a complete loss of the investment, and the undersigned has no need for liquidity in such investment.

       (d) The undersigned is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D of the Securities Act and who either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment within the meaning of Rule 506(b)(2)(ii) of Regulation D of the Securities Act.

       (e) The undersigned acknowledges that he has obtained all information from the Company that he deems to be necessary in connection with his investment in the Common Stock. The undersigned further acknowledges having had the opportunity, either personally or through his representatives, to ask questions of and receive answers from management of the Company concerning the Company's business and the terms and conditions of the Common Stock and the transaction in which they are being acquired.

       (f) The undersigned is presently a bona fide resident of the state set forth on the signature page hereof as his "Address". This address and the Social Security number set forth herein are his true and correct address and Social Security number. The undersigned has no present intention of becoming a resident of any other state or jurisdiction.

       (g) The information provided to the Company herein is true and correct in all respects as of the date hereof. The undersigned agrees to notify the Company immediately if any of the statements made herein shall become untrue.

       The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties set forth herein and that the Company has relied upon such representations and warranties, and the undersigned hereby agrees to indemnify and hold harmless the Company, and all officers, directors, employees agents and representatives thereof, from and against any and all claims, demands, losses, damages, expenses or liabilities (including attorneys' fees) due to or arising out of a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.

                                           Sincerely,


                                           /s/ Julie S. Kruger

                                           Printed Name: Julie S. Kruger

                                           Social Security Number: ###-##-####

                                           Address: 2828 South Yorktown Ave

                                           City, State, Zip: Tulsa, OK 74114

                                 SCHEDULE 11.3
                              ALLOCATION SCHEDULE

CENTURY ICE OF TULSA, INC.:

Total Consideration                                 $3,006,000
Liabilities Assumed                                    119,000
Fair market value of Class II Assets                    -0-
Fair market value of Class III Assets               $  884,700


ICE COLD ENTERPRISES, INC.:

Total Consideration                                 $2,094,000
Liabilities Assumed                                     -0-
Fair market value of Class II Assets                    -0-
Fair market value of Class III Assets               $  615,300